UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AIM INVESTMENT SECURITIES FUNDS

(INVESCO INVESTMENT SECURITIES FUNDS)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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11 Greenway Plaza, Suite 1000 Houston, Texas 77046-1173

Dear Valued Shareholder,

Thank you for being an investor in Invesco Income Fund (f/k/a Invesco U.S. Government Fund). A special meeting of shareholders of your Fund is scheduled to be held on September 20, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business at the meeting.

The Board of Trustees of the Fund has carefully considered a proposal to modify the Fund’s fundamental concentration policy to provide that the Fund will concentrate its investments in the real estate finance industry. The Board recommends that shareholders vote FOR the proposal.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/InvescoUS2018.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-431-9646 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Jeffrey Kupor
Senior Vice President, Chief Legal Officer and Secretary

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-431-9646. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before September 20, 2018.

NOBO/registered

11 Greenway Plaza, Suite 1000 Houston, Texas 77046-1173

Dear Valued Shareholder,

Thank you for being an investor in Invesco Income Fund (f/k/a Invesco U.S. Government Fund). A special meeting of shareholders of your Fund is scheduled to be held on September 20, 2018. We need your proxy vote as soon as possible to allow us to proceed with important business at the meeting.

The Board of Trustees of the Fund has carefully considered a proposal to modify the Fund’s fundamental concentration policy to provide that the Fund will concentrate its investments in the real estate finance industry. The Board recommends that shareholders vote FOR the proposal.

Please help us by casting your proxy vote today.

Details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/InvescoUS2018.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-431-9646 and ask for extension 12 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Jeffrey Kupor

Senior Vice President, Chief Legal Officer and Secretary

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-431-9646 and ask for extension 12. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before September 20, 2018.

OBO